Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2022, in Amendment Number 2 to the Registration Statement (Form S-1 No. 333-267320) and related Prospectus of Chembio Diagnostics, Inc. dated October 7, 2022.

/s/ Ernst & Young LLP

Jericho, New York
October 7, 2022